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EXHIBIT 21
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
SUBSIDIARY                                           STATE OF INCORPORATION
- ----------                                           ----------------------
Western Capital Corporation                                 Nebraska
Iowa Mold Tooling Co., Inc.                                 Iowa
Industrial Powder Coatings, Inc.                            Ohio
Cast-Matic Corporation                                      Michigan
Transnational Indemnity Company                             Vermont
Wagner Castings Company                                     Delaware
Wagner Havana, Inc.                                         Delaware
Frisby P.M.C., Incorporated                                 Illinois




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